OFFICE LEASE

                                 by and between

                              AMBER DRIVE II, LLC.
                      an Delaware limited liability company
                                   (LANDLORD)

                                       and

                            SOVEREIGN COMPANIES, LLC
                      a Colorado limited liability company
                                    (TENANT)

ARTICLE 1      DEMISE........................................................1

      1.1   Demise...........................................................1


ARTICLE 2      TERM..........................................................1

      2.1   Lease Term.......................................................1
      2.2   Supplemental Agreement...........................................2
      2.3   Landlord's Work..................................................2


ARTICLE 3      RENT..........................................................2

      3.1   Base Rent........................................................2
      3.2   Additional Rent..................................................3
      3.3   Interest on Late Payments and Late Payment Charge................3


ARTICLE 4      TAXES AND OPERATING EXPENSE ADJUSTMENT........................3

      4.1   Definitions......................................................3
      4.2   Payments of Taxes and Operating Expenses.........................5
      4.3   Reimbursement Survives Termination...............................7


ARTICLE 5      BUILDING SERVICES.............................................7

      5.1   Standard Services................................................7
      5.2   Interruption of Standard Services................................8
      5.3   Services Paid by Tenant..........................................9
      5.4   Above-Standard Service Requirements..............................9
      5.5   Cleaning.........................................................9
      5.6   Re-Lamping.......................................................9
      5.7   Landlord's Obligation...........................................10


ARTICLE 6      TENANT REPAIR................................................10

      6.1   Damage by Tenant................................................10
      6.2   Maintenance.....................................................10
      6.3   Good Condition..................................................10
      6.4   Surrender.......................................................11
      6.5   Broken Glass....................................................11


ARTICLE 7      ASSIGNMENT AND SUBLETTING....................................11

      7.1   Limitations.....................................................11
      7.2   Acceptance of Performance.......................................12
      7.3   Document Review.................................................12
      7.4   Affiliated Entities.............................................12
      7.5   Transfer Rents..................................................12


ARTICLE 8      TRANSFER BY LANDLORD AND LIMITED LIABILITY...................13

      8.1   Transfer of Landlord's Interest.................................13
      8.2   Limited Liability of Landlord...................................13


ARTICLE 9      USE OF PREMISES..............................................13

      9.1   Use.............................................................13
      9.2   Compliance with Rules and Regulations...........................13

ARTICLE 10     INSURANCE....................................................14

      10.1  Tenant's Insurance..............................................14
      10.2  Landlord's Insurance............................................15
      10.3  Subrogation.....................................................15


ARTICLE 11     OBSERVANCE OF LAW............................................16

      11.1  Law and Covenants...............................................16
      11.2  Taxes...........................................................16


ARTICLE 12     WASTE AND NUISANCE; ENVIRONMENTAL............................16

      12.1  Waste and Nuisance..............................................16
      12.2  Environmental Covenant..........................................17
      12.3  Hazardous Substances............................................17
      12.4  Environmental Laws..............................................17


ARTICLE 13     ENTRY BY LANDLORD............................................17


ARTICLE 14     INDEMNIFICATION..............................................18

      14.1  Indemnification by Tenant.......................................18
      14.2  Indemnification by Landlord.....................................18


ARTICLE 15     ALTERATIONS..................................................19

      15.1  Alterations by Tenant...........................................19
      15.2  Alterations by Landlord.........................................20


ARTICLE 16     SIGNS AND ADVERTISING........................................20


ARTICLE 17     SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST................21


ARTICLE 18     ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION...................22

      18.1  Estoppel Certificate............................................22
      18.2  Financial Information...........................................22


ARTICLE 19     QUIET ENJOYMENT..............................................22


ARTICLE 20     FIXTURES.....................................................22


ARTICLE 21     DAMAGE OR DESTRUCTION........................................23

      21.1  Casualty........................................................23
      21.2  Casualty Caused by Tenant.......................................23

ARTICLE 22     CONDEMNATION.................................................23

      22.1  Eminent Domain..................................................23
      22.2  Damages.........................................................24
      22.3  Restoration.....................................................24


ARTICLE 23     LOSS AND DAMAGE AND DELAY....................................24

      23.1  Loss and Damage.................................................24
      23.2  Delays..........................................................25


ARTICLE 24     DEFAULT AND REMEDIES.........................................25

      24.1  Default by Tenant...............................................25
      24.2  Remedies of Landlord............................................26
      24.3  Landlord's Default..............................................28
      24.4  Personal Property Lien..........................................28


ARTICLE 25     HOLDING OVER.................................................28


ARTICLE 26     NOTICE.......................................................29

      26.1  Notice..........................................................29
      26.2  Change of Address...............................................29


ARTICLE 27     SECURITY DEPOSIT.............................................29


ARTICLE 28     MISCELLANEOUS PROVISIONS.....................................30

      28.1  Captions........................................................30
      28.2  Waiver..........................................................30
      28.3  Entire Agreement................................................30
      28.4  Severability....................................................30
      28.5  Modification....................................................30
      28.6  Governing Law...................................................30
      28.7  Successors and Assigns..........................................30
      28.8  Authorization to Execute........................................31
      28.9  Approval of Documents...........................................31
      28.10 Prime Rate......................................................31


ARTICLE 29     SUBSTITUTION OF PREMISES.....................................31


ARTICLE 30     RECORDING....................................................31


ARTICLE 31     REAL ESTATE BROKER...........................................31


ARTICLE 32     RENT PREPAYMENT..............................................32


ARTICLE 33     OTHER PROVISIONS.............................................32

      33.1  Right of First Offer............................................32
      33.2  Option to Extend................................................33
      33.3  Antenna.........................................................34
      33.4  Parking.........................................................35


EXHIBIT A -.FLOOR PLAN
EXHIBIT B -.LEGAL DESCRIPTION
EXHIBIT C -.WORK LETTER
EXHIBIT D -.SUPPLEMENTAL AGREEMENT
EXHIBIT E -.RULES AND REGULATIONS
EXHIBIT F -.ANTENNA LICENSE
EXHIBIT G -.COMPONENTS OF STANDARD TENANT FINISH
EXHIBIT H-..COMPONENTS OF SITE, SHELL AND CORE
EXHIBIT I-..JANITORIAL SPECIFICATIONS

                                  OFFICE LEASE

      THIS OFFICE LEASE ("Lease") is made this __28th___ day of February, 2005, by and between AMBER DRIVE II LLC, a Delaware limited liability company ("Landlord") and SOVEREIGN COMPANIES, LLC, a Colorado limited liability company ("Tenant").

                                   WITNESSETH

                                    ARTICLE 1
                                     DEMISE
                                     ------

      1.1 Demise. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord Suite 900 ("Premises") consisting of approximately 13,730 rentable square feet ("Rentable Area"), such Premises being generally depicted on the floor plan attached hereto as Exhibit A and incorporated herein by this reference, which Premises may be adjusted as set forth herein. The Premises are situated in that certain building known as 390 Interlocken Crescent located at 390 Interlocken Crescent, Broomfield, Colorado ("Building"), which Building is situated on that certain real Property ("Property") legally described in Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walkways or other areas in the Building or on the Property designated by Landlord from time to time for the non-exclusive use of the tenants of the Building, all of which inclusive of the Building are hereinafter collectively called the "Building Complex".

      Such letting and hiring is upon and subject to the terms, conditions and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, conditions and covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

                                    ARTICLE 2
                                      TERM
                                      ----

      2.1 The term of this Lease and Tenant's obligation to pay rent shall commence on the later to occur of (a) July 1, 2005 or (b) the date upon which the Tenant Improvements (defined below) are substantially complete ("Commencement Date") and shall end at 5:00 p.m. on the last day of the one hundred twentieth (120th) month thereafter, unless sooner terminated as herein provided ("Lease Term"). Notwithstanding the above, if the work to be performed to the Premises (the "Tenant Improvements") contemplated by the Space Plan defined below are not substantially complete on July 1, 2005, due to Landlord caused delays or Force Majeure Delays, then the Commencement Date and Tenant's obligation to pay rent shall be extended for a period of time equal to the delay caused by Landlord and Force Majeure Delay. For purposes of this Lease, "Force Majeure Delays" means any actual delay in the construction of the Tenant Improvements contemplated by the Space Plan resulting from events beyond the reasonable control of Landlord, including but not limited to, delays caused or contributed to by governmental or quasi-governmental entities, lenders, and acts of God.

      2.2 Supplemental Agreement. Within five (5) days after the commencement of the term of this Lease, Tenant agrees to execute a Supplemental Agreement in the form attached as Exhibit D and incorporated herein by this reference, setting forth the commencement and termination dates of the term of this Lease in accordance with Section 2.1 above and such other information as the parties may agree to as set forth therein, including the actual Rentable Area of the Premises, Base Rent and Tenant's Pro Rata Share as defined herein.

      2.3 Landlord's Work. Other than as set forth in the Work Letter attached hereto and incorporated herein as Exhibit C, Landlord shall have no obligation for the completion or condition of the Premises and Tenant shall accept the Premises in its "AS-IS" condition as of the date Landlord delivers possession thereof in accordance with the provisions of the Work Letter, subject to any Punch List Items as defined in the Work Letter. Landlord shall provide standard directory and suite signage as part of the Landlord's Work provided for in the Final Working Drawings.

                                   ARTICLE 3
                                      RENT
                                      ----

      3.1 Base Rent. Tenant agrees to pay as base annual rent ("Base Rent") during the Lease Term in amounts set forth in the following schedule:

--------------------------------------------------------------------------------
                        Base Rent per
                       Square Foot of          Monthly             Annual
       Period           Rentable Area         BaseRent            BaseRent
--------------------------------------------------------------------------------
Months 1-12                $13.00            $14,874.17          $178,490.04
--------------------------------------------------------------------------------
Months 13-24               $13.39            $15,320.39          $183,844.68
--------------------------------------------------------------------------------
Months 25-36               $13.79            $15,778.06          $189,336.72
--------------------------------------------------------------------------------
Months 37-48               $14.20            $16,247.17          $194,966.04
--------------------------------------------------------------------------------
Months 49-60               $14.63            $16,739.16          $200,869.92
--------------------------------------------------------------------------------
Months 61-72               $15.07            $17,242.59          $206,911.08
--------------------------------------------------------------------------------
Months 73-84               $15.52            $17,757.47          $213,089.64
--------------------------------------------------------------------------------
Months 85-96               $15.99            $18,295.23          $219,542.76
--------------------------------------------------------------------------------
Months 97-108              $16.47            $18,844.43          $226,133.16
--------------------------------------------------------------------------------
Months 109-120             $16.96            $19,405.07          $232,860.84
--------------------------------------------------------------------------------

      Base Rent which shall be payable in equal monthly installments without notice, deduction, set-off or abatement (except as set forth in Articles 21 and 22 hereof this Lease) to Landlord at the address for Landlord set forth in
Article 26 or such other address as Landlord may notify Tenant of in writing, in lawful money of the United States payable in advance on the first day of each month. If the Lease Term commences or terminates on a day other than the first or last day of a calendar month respectively, then the installments of Base Rent for such month or months shall be prorated based on the actual number of days in such month and the installments so prorated shall be paid in advance. The term "Lease Year" shall mean each twelve (12) full month period subsequent to the first Lease Year. If the Lease Term begins on a date other than the first day of a month, the first Lease Year shall commence on the Commencement Date and shall continue until the last day of the twelfth (12th) full month thereafter. Base Rent for any such partial month shall be prorated for such month and shall be due and payable on the Commencement Date. Notwithstanding the above-referenced rental rates, fifty percent (50%) of Tenant's Base Rent and Operating Expenses for the first year of the Lease Term shall be abated; provided, however, that Tenant shall commence paying full Rent on the entire Premises on the first day of the thirteenth (13th) month of the Lease Term and should Tenant occupy more than fifty percent (50%) of the Premises during the first year of the Lease Term, then Tenant shall be responsible for payment of the percentage of Operating Expenses which is applicable to the percentage of the Premises occupied.

      3.2 Additional Rent. Any other sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease are designated as "Additional Rent". A failure to pay Additional Rent shall be treated in all events as the failure to pay rent.

      3.3 Interest on Late Payments and Late Payment Charge. Any rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall bear interest from the date due until the date paid at the rate of two percent (2%) per month ("Default Rate"), but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like late payments.

      Notwithstanding the above, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment.

                                   ARTICLE 4
                     TAXES AND OPERATING EXPENSE ADJUSTMENT
                     --------------------------------------

      In addition to Base Rent, Tenant shall reimburse Landlord for Real Estate Taxes and Operating Expenses (which sum may be adjusted pursuant to Section 4.2) for the Building Complex as hereinafter set forth in this Section.

      4.1 Definitions. The following terms shall have the following meanings with respect to the provisions of this Lease:

            (a) "Tenant's Pro Rata Share" shall mean that fraction, the numerator of which is the Rentable Area of the Premises as determined by Landlord and the denominator of which is estimated to be approximately 241,226 rentable square feet being the total Rentable Area of the Building Complex as determined by Landlord and is estimated to be 5.6918% which calculation shall be determined by Landlord and included in the Supplemental Agreement. At such time, if ever, any space is added to or subtracted from the Premises as herein below provided, Tenant's Pro Rata Share shall be adjusted by Landlord accordingly. Landlord's system for measurement of rentable area shall be in accordance with the Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI/BOMA Z65.9-1996) including question and answer section.

            (b) "Real Estate Taxes" shall include (i) any form of assessment (including any so-called "special" assessments), license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, Property, or Building Complex or any legal or equitable interest of Landlord therein; and (ii) any assessments, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes, including, without limitation, those which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Landlord and Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease, provided, however, that Tenant shall pay Landlord the entire amount thereof: (x) any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (y) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. "Real Estate Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. "Real Estate Taxes" included in this definition mean taxes or assessments in the year assessed, without regard to the year in which same become due or payable.

            (c) "Operating Expenses" shall mean all maintenance and operating costs of any kind or nature with respect to the operation, ownership and maintenance of the Building Complex and shall include, but not be limited to, the cost of building supplies, window cleaning, costs incurred in connection with all energy sources for the Building Complex such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, both interior and exterior, general maintenance, repair and decorating of the Building Complex including the heating and air conditioning systems and structural components of the Building; landscaping, maintenance, repair and striping of all parking areas; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance carried by Landlord, including, without limitation, insurance carried pursuant to Section 10.2; labor costs incurred in the operation and maintenance of the Building Complex, including wages and other payments; costs to Landlord for Worker's Compensation and disability insurance; payroll taxes and welfare fringe benefits; professional building management fees, legal, accounting, inspection and reasonable consultation fees incurred in connection with the Building Complex; any association or similar fees or dues; costs of complying with recorded restrictions, covenants and/or easements; any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to the Building or Property required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the date Landlord obtained its building permit to construct the Building required by any governmental or quasi-governmental authority having jurisdiction over the Building which costs shall be amortized over the useful life of the capital improvements or structural repair; and any costs incurred by Landlord in making capital improvements or other modifications to the Building or any part thereof, which costs shall be amortized over the useful life of such improvement or modification with interest on the unamortized amount at the rate of the greater of twelve percent (12%) per annum or three percent (3%) above the Prime Rate (as defined in Section 28.11), in accordance with such reasonable life and amortization schedules and shall be determined in accordance with generally accepted accounting principles ("GAAP"). Operating Expenses shall expressly exclude the following:

                  (i) Costs of maintenance and repair reimbursed by insurance proceeds;

                  (ii) Alterations or other specific costs attributable solely to other tenants' space in the Building which under the terms of the respective lease is such tenant's responsibility;

                  (iii) Landlord's income taxes;

                  (iv) Leasing commissions, advertising and marketing expenses, tenant finish for other tenants of the Building Complex, costs of preparing leases and other costs of Landlord related solely to leasing space for other tenants in the Building Complex;

                  (v) Interest on debt or amortization payments on any mortgages or deeds of trust, ground lease rent or other charges or expenses in connection with the financing or refinancing of the Building Complex;

                  (vi) Landlord's costs in enforcing leases for other tenants in the Building Complex including without limitation, all legal fees, costs and expenses to collect rent arrearages and recover possession; and

                  (vii) Any charge for depreciation of the Building.

            (d) "Variable Operating Expenses" shall mean those Operating Expenses which vary with occupancy levels or which vary with areas serviced based upon occupied Rentable Area or which are paid directly by tenants of the Building. Landlord may equitably make adjustments to Operating Expenses to account for such Variable Operating Expenses.

            (e) If during any year of the term of this Lease, including the Base Year or portion thereof, the Building is less than ninety-five percent (95%) occupied for periods greater than one hundred eight (180) consecutive days, those Operating Expenses which vary with occupancy levels of the Building shall be equitably adjusted by Landlord to reflect the level of Operating Expenses which reasonably would be incurred if the Building were ninety-five (95%) occupied.

      4.2 Payments of Taxes and Operating Expenses. It is hereby agreed that during each Lease Year of the Lease Term Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of the Operating Expenses and Real Estate Taxes for the Building Complex as set forth above. It is agreed that Tenant shall, during each calendar year pay to Landlord an estimate of Tenant's Pro Rata Share of such Real Estate Taxes and Operating Expenses as hereinafter set forth.

Beginning on the Commencement Date, Tenant shall pay to Landlord each month on the first day of the month an amount equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year in question as reasonably estimated by Landlord, with an adjustment to be made between the parties at a later date as hereinafter provided. If the Commencement Date is not the first day of a calendar month, Tenant shall pay a prorated portion of its Pro Rata Share of such Real Estate Taxes and Operating Expenses for such partial month on the Commencement Date. Furthermore, Landlord may from time to time but no more than three (3) times during any Lease Year furnish Tenant with notice of a re-estimation of the amount of Tenant's Pro Rata Share and Tenant shall commence paying its re-estimated Pro Rata Share on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the difference, if any, between Tenant's actual Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses (which were paid in accordance with this subparagraph) for such year. Such statement shall also set forth the amount of the estimated Real Estate Taxes and Operating Expenses reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by such statement is higher than the estimated payments which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of said statement from Landlord. To the extent that Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by the Statements is less than the estimated payments which Tenant previously paid during the calendar year just completed, Landlord shall at its option either refund said amount to Tenant within thirty (30) days or credit the difference against Tenant's estimated reimbursement for such Real Estate Taxes and Operating Expenses for the current year. In addition, with respect to the monthly reimbursement, until Tenant receives such statement, Tenant's monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

      Tenant's obligation with respect to its Pro Rata Share of the Real Estate Taxes and Operating Expenses shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the portion of the final calendar year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Real Estate Taxes and Operating Expenses to reflect the number of months in such year during which Tenant occupied the Premises. Tenant shall pay its Pro Rata Share within fifteen (15) days following receipt of notice thereof.

      Tenant shall have the right, but not more than once per annum, at any time within one (1) year after a statement of actual Real Estate Taxes and Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, at Tenant's sole cost and expense, to have a certified public accountant examine and review Landlord's books and records during normal business hours and after reasonable notice, at Landlord's office relating to the determination of such Real Estate Taxes and Operating Expenses. Unless Tenant objects to the statement provided by Landlord within sixty (60) days of receipt of such statement, the adjustment and statement shall be deemed conclusive.

      In the event of any error in the statement, the amount due the other shall be paid or credited, if applicable, within thirty (30) days of the determination of the error. In the event that the error shows an excess payment by Tenant of five percent (5%) or more of the total actual Operating Expense liability of Tenant for such year, then Landlord shall pay the reasonable costs of such review within thirty (30) days of final resolution of any dispute regarding the error.

      4.3 Reimbursement Survives Termination. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinafter set forth, Tenant's agreement to reimburse Landlord up to the time of termination shall survive termination of the Lease and Tenant shall pay any amount due to Landlord within fifteen (15) days after being billed therefor. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever, except default by Tenant of any of the terms or provisions of this Lease, prior to the determination of rental adjustments as hereinabove set forth, Landlord's agreement to refund any excess additional rental paid by Tenant up to the time of termination shall survive termination of the Lease and Landlord shall pay the amount due to Tenant within fifteen (15) days of Landlord's determination of such amount. This covenant shall survive the expiration or termination of this Lease.

      If the last year of the term of this Lease ends on any day other than the last day of December, any payment due to Landlord of Tenant's Pro Rata Share of Real Estate Taxes and Operating Costs shall be prorated on the basis by which the number of days in such partial year bears to 365.

      Any failure of Landlord to furnish Tenant with an estimate of its Pro Rata Share of Real Estate Taxes and Operating Expenses or any statements as set forth in this Section 4 shall not act to relieve Tenant of its liability therefor; and with respect to any deficiencies, Tenant agrees to pay same within fifteen (15) days of written demand from Landlord.

                                   ARTICLE 5
                                BUILDING SERVICES
                                -----------------

      5.1 Standard Services. Landlord agrees to furnish to the Premises during regular business hours from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and from 8:00 a.m. to 1:00 p.m. Saturdays, except for Holidays as the same are defined in Exhibit E, and subject to the Rules and Regulations of the Building as set forth in Exhibit E, heat and air conditioning for the use and occupancy of the Premises, passenger elevator service and freight elevator service, subject to scheduling by Landlord. Landlord shall also furnish: (i) electric current to be supplied for lighting the Premises and public halls and for the operation of Ordinary Office Equipment, as defined below; (ii) janitorial and cleaning services, and (iii) domestic water in reasonable quantity. Elevator service shall mean service either by non-attended automatic elevators or elevators with attendants at the option of Landlord. Landlord shall also furnish to the Premises (at rates reasonably set by Landlord) heating and air conditioning during times other than regular business hours and such other items as are not provided for herein, provided Tenant gives Landlord not less than twenty-four (24) hours notice of Tenant's needs for such additional heating or air conditioning. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours. Landlord also has the right to charge Tenant for energy costs incurred because of Tenant's above Building average usage at any time or by reason of usage of the Premises or the Building during other than regular business hours. For purposes hereof, Ordinary Office Equipment shall include current (or comparable to current) everyday office equipment, both in size of the equipment and number of units utilized within the Premises, for office tenants in first class office buildings in Broomfield, Colorado and shall specifically exclude computers or other equipment that require special cooling, venting or generators for the operation thereof.

      5.2 Interruption of Standard Services. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in Section
5.1 above during any period if Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, legal requirements or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder. Landlord's obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies presently serving the Building Complex. Landlord shall have the right to reduce heating, cooling or lighting within the Premises and in the public area in the Building as required by any mandatory or voluntary fuel or energy-saving program.

      Notwithstanding the foregoing, Landlord hereby agrees that if there is an interruption or discontinuance of the services which Landlord has agreed to provide that renders the Premises untenantable and such interruption or discontinuance is within Landlord's reasonable control and continues for a period of seven (7) or more consecutive days after Landlord receives written notice thereof from Tenant (each an "Unauthorized Interruption"), Tenant's rent shall abate provided that Landlord can recover such rent through Landlord's rent loss/business interruption insurance covering the Building and Landlord has not corrected or remediated the cause of such Unauthorized Interruption within such seven (7) day period. Such abatement shall commence at the end of said seven (7) day period and continue until such time as the Premises are rendered tenantable. In any case, Tenant's rent shall not abate (or shall partially abate) as follows: (a) if the Unauthorized Interruption is the result of any willful misconduct or negligent acts on the part of Tenant, its agents, contractors, employees, express or implied invitees, or servants, or due to Tenant's default, rent shall not abate, (b) if Tenant continues to nonetheless use any part of the Premises for conducting its business, rent shall abate only in proportion to the part rendered untenantable and not so used, (c) if Landlord's rent loss/business interruption insurance will only cover a portion of Tenant's rent, the rent shall abate only as to the portion covered by such insurance, and (d) if Tenant's assignees, sublessees or other transferees are not entitled to rent abatement, rent shall not abate.

      5.3 Services Paid by Tenant. Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

      5.4 Above-Standard Service Requirements. If heat-generating machines or equipment other than Ordinary Office Equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

      Tenant shall not, without the written consent of Landlord, which consent shall not unreasonably be withheld or delayed, use any apparatus or device which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purposes of using electric current, other energy or water. Landlord shall have the right to install one or more separately checkmetered electrical circuits to serve all of Tenant's equipment, machinery or appliances which equipment, machinery or appliances requires electrical current supplied to the Premises as the same is determined by Landlord which costs of checkmetering shall be payable by Tenant to Landlord upon demand. Tenant agrees to reimburse Landlord for the checkmetered electrical current utilized by Tenant at the rates charged to Landlord to purchase electrical current for the Building, such reimbursement to be made within fifteen (15) days of the date of the billing therefor; such billing to occur no more frequently than monthly.

      5.5 Cleaning. Tenant shall not provide any janitorial or cleaning services without Landlord's written consent (which may be given or withheld in Landlord's sole discretion), and then only subject to supervision of Landlord, at Tenant's sole responsibility, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord.

      5.6 Re-Lamping. Landlord shall have the exclusive right to make any replacement of Building standard electric light bulbs, fluorescent tubes and ballasts in the Building Complex throughout the Lease Term and any renewal thereof. Landlord may adopt a system of relamping and reballasting periodically on a group basis as may be required in accordance with good management practice.

      5.7 Landlord's Obligation. Subject to the provisions of this Lease and provided Tenant is not in default hereunder, Landlord agrees (as an Operating Expense) to keep and maintain the Building Complex and to provide standard services therefor in a manner and at levels reasonably consistent with first class office buildings of similar age, size and structure in Broomfield, Colorado.

                                   ARTICLE 6
                                  TENANT REPAIR
                                  -------------

      6.1 Damage by Tenant. If the Building Complex, the Building, the Premises or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord and also Tenant Improvements (as hereinafter defined) including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same within thirty (30) days of receipt of an invoice for such costs to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

      6.2 Maintenance. Tenant shall keep the Premises, including all fixtures and improvements installed by Tenant or at Tenant's request, in good order, condition and repair and in secure and lawful condition. If Tenant fails to keep the Premises in such good order, condition and repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may, after five (5) days written notice to Tenant, restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and the making of the repairs. If as a result of any changes in governmental laws, ordinances, rules or regulations, the Premises must be altered to lawfully accommodate the use or occupancy of Tenant, such alterations shall be made only with Landlord's prior consent, and shall be made in accordance with Article 15 hereof and the entire cost shall be borne by Tenant. In no event shall the requirement of Landlord's consent for alterations create any liability of Landlord to Tenant or any third party arising from or related to such legal requirements.

      6.3 Good Condition. Tenant shall leave the Premises at the end of each day in a reasonable condition for the purpose of allowing the performance of Landlord's cleaning services hereinafter described.

      6.4 Surrender. At termination of this Lease, upon its expiration or otherwise, Tenant shall remove from the Premises all personal property and trade fixtures of Tenant; repair any damage caused by such removal; deliver up the Premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris; execute and deliver such conveyance as Landlord may reasonably deem necessary or desirable to evidence the same and any other conveyances pursuant to this Lease; and continue to insure all of the same; as otherwise required pursuant hereto, until this section 6.4 has been complied with. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively correct for purposes of determining Tenant's responsibility for repairs and restoration.

      6.5 Broken Glass. Tenant shall pay on demand the cost of replacement with identical quality, size and characteristics of glass broken on the Premises, including outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, or agents acting on its behalf.

                                   ARTICLE 7
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

      7.1 Limitations. Except as set forth in Section 7.4 below, Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein or sublet Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Premises (each a "Transfer") without the prior written consent of Landlord as set forth herein. Landlord shall not unreasonably withhold or delay consent to any Transfer provided Tenant requests such consent in writing at least thirty (30) days prior to the proposed Transfer and (i) Tenant is not in default of this Lease, (ii) the use of the Premises does not violate the Lease, including the Rules and Regulations attached hereto as Exhibit E and incorporated herein by this reference, (iii) the proposed sublessee, assignee, licensee, concessionaire or occupant ("Transferee") has a good business reputation, (iv) Tenant submits the most current audited current financials (or such other financial information as is available) for such Transferee, (v) Tenant submits the form of assignment, sublease, license or other transfer document ("Transfer Document") for Landlord?'s prior review and approval, (vi) such Transferee is not a tenant in the Building or in a building owned by Landlord or an affiliated entity of Landlord; and (vii) the subletting or assignment does not change the rights, obligations or liabilities of the parties under the Lease, nor impose any duty upon Landlord not contained in the Lease. In no event shall Tenant have any right to Transfer if there exists any default under this Lease. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights under this section. Any Transfer without Landlord's consent, where such consent is required hereunder, shall be deemed void and confer no rights upon a third party. Notwithstanding any Transfer, Tenant under this Lease shall at all times remain fully responsible and liable for the payment of the rental herein specified and for compliance with all other terms and conditions of this Lease. Without in any way limiting Landlord's right to refuse to give consent, Landlord reserves the right in the event it does give consent to impose such conditions upon its consent as Landlord deems necessary, including but not limited to payment to Landlord of any and all sums required to be paid under the terms and conditions of such Transfer Document including sums in excess of Base Rent and to the requirement of additional security which in Landlord's reasonable business judgment shall insure the existing state of Premises and the rentals due under this Lease.

      Except as set forth in Section 7.4 below, neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock (if Tenant is a publicly traded corporation); a merger of Tenant with another corporation; or the transfer of twenty five percent (25%) or more of the stock of Tenant if Tenant's stock is not publicly traded; or the transfer of twenty five percent (25%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership or a limited liability company without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder.

      7.2 Acceptance of Performance. If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved retaining the remainder, if any, for the account of Landlord, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the tenant hereof, or constitute a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

      7.3 Document Review. All Transfer Documents utilized by Tenant to evidence any Transfer shall be subject to prior reasonable approval by Landlord or its attorney. Unless Tenant submits to Landlord the subletting and assignment using Landlord's forms (without modification), Tenant shall pay on demand all of Landlord's reasonable costs and expenses, including reasonable attorney?s' fees, incurred in review and approval of such Transfer Documents.

      7.4 Affiliated Entities. Provided Tenant is not in default hereunder, Tenant may effect a Transfer to any Affiliated Entity (as defined below) or any appointed distributor of Tenant without Landlord's prior consent provided Tenant delivers to Landlord a copy of the executed Transfer Document on a Landlord approved form to Landlord within ten (10) days of such Transfer, which Transfer shall be subject to all of the liabilities and obligations set forth herein and Tenant shall not be released of any of its liabilities hereunder. In no event, however, shall any such Transfer have any material adverse financial impact on Tenant's financial status. Tenant shall, prior to such Transfer, provide written evidence reasonably satisfactory to Landlord that there shall be no material adverse financial impact on Tenant or Landlord resulting from such Transfer. For purposes hereof, Affiliated Entity shall mean an entity which (i) controls, is controlled by, or is in common control with Tenant; or (ii) results from the merger or consolidation with Tenant or acquires all or substantially all of the assets or stock of Tenant.

      7.5 Transfer Rents. One-half of any sums or consideration for any Transfer received by Tenant from the Transferee whether in the form of sublease rents or otherwise which exceed the total rent payable by Tenant for the Premises and Transfer Expenses, as defined below, shall be paid to Landlord within five (5) days after receipt thereof by Tenant. For purposes of this Section 7.5, Transfer Expenses shall mean Tenant's actual and reasonable costs incurred by Tenant in conjunction with a Transfer including, but not limited to, tenant finish costs, commissions, and legal fees to the extent paid to third parties not affiliated with Tenant.]

                                   ARTICLE 8
                  TRANSFER BY LANDLORD AND LIMITED LIABILITY
                  ------------------------------------------

      8.1 Transfer of Landlord's Interest. In the event of a sale, conveyance, or assignment by Landlord of Landlord's interest in the Building Complex (other than a transfer for security purposes only), Landlord shall be relieved from and after the date specified in any such notice of transfer or assignment of all of Landlord's obligations and liabilities accruing thereafter on the part of Landlord, and Tenant agrees to look only toward such assignee or transferee of Landlord's interest for performance of obligations and liabilities arising after the date of such transfer; provided, however, that no successor landlord shall be responsible for the return of security deposits unless such successor actually receives such deposits.

      8.2 Limited Liability of Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate of Landlord in the Building Complex for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the rights of the holder of any mortgage covering the Building Complex, and no other assets of Landlord, its partners, agents, employees, officers, or the employees or officers of any of its partners shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and Landlord shall not be liable for any such default or breach except to the extent of Landlord's estate in the Building Complex.

                                   ARTICLE 9
                                 USE OF PREMISES
                                 ---------------

      9.1 Use. Except as expressly permitted by prior written consent of Landlord, which may be given or withheld in its sole reasonable discretion, the Premises shall not be used other than for general business office purposes. All use of the Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances, recorded restrictions, covenants and easements and association rules and regulations from time to time in existence, including, without limitation, obtaining any and all necessary licenses and permits.

      9.2 Compliance with Rules and Regulations. Tenant and employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the Rules and Regulations as set forth in Exhibit E attached hereto and incorporated herein by this reference which may, at Landlord's reasonable discretion, be promulgated, amended, or expanded from time to time during the Lease term by Landlord relating to the Building, the Building Complex and/or the Premises of which notice in writing shall be given to Tenant and all such rules and regulations as changed from time to time shall be deemed to be incorporated into and form a part of this Lease. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, agents, patrons and invitees. Any default in the performance or observance of such rules and regulations shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant, Landlord however, shall not be responsible to Tenant for nonobservance by any other tenant or person of any tenant or person of any such rules and regulations. Landlord agrees to enforce the Rules and Regulations against Tenant in a manner reasonably consistent with its enforcement of such rules and regulations against other tenants; however, Tenant acknowledges that certain rules or regulations may be specific to a tenant or use and that such rules or regulations may not be applicable to all tenants and cannot be enforced uniformly.

                                   ARTICLE 10
                                    INSURANCE
                                    ---------

      10.1 Tenant's Insurance. Tenant shall, during its occupancy of the Premises and during the entire term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with Tenant, Landlord, the property manager and mortgagees of Landlord named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

            (a) Upon property of every description and kind owned by Tenant and located in the Building Complex or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount not less than the full replacement cost thereof, with a Minimum Coverage on the Special Causes of Loss Form including Sprinkler Leakage; and in the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive. In no event shall the deductible for such insurance be more than $1,000.00.

            (b) Bodily Injury Property Damage and Commercial General Liability insurance including personal liability, contractual liability, non-owned automotive liability, tenants' legal liability for the full replacement costs of the Premises. Such policies shall be written on a comprehensive basis with limits of not less than $2,000,000.00 with respect to injuries or death of one or more persons, and not less than $1,000,000.00 with respect to property damage and not less than $1,000,000.00 for any one occurrence, together with not less than a $5,000,000 umbrella policy, and such higher limits for all such insurance as Landlord or the mortgagees of Landlord may reasonably require. All policies shall name Landlord, its managers and mortgagee as additional insureds. All policies shall be primary and noncontributing over any valid and collectible insurance of any of the additional insureds.

            (c) Any other form or forms of insurance as Landlord or the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks consistent with then prevalent insurance industry practices and policies.

            (d) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

            (e) Workers' Compensation Insurance and Employers' liability insurance in amounts reasonably satisfactory to Landlord or as required by law.

            (f) If Tenant performs any work on the Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workers' compensation and public liability insurance and property damage insurance, all with companies in form and in amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work and shall name Landlord, its manager and mortgagee as additional insureds. Landlord or its mortgagee may require any other form or types of insurance of such parties, and may be added as an additional insured thereunder if so requested. All policies shall be primary and noncontributory over any valid collectible insurance made available to any of the additional insureds.

      All policies shall be taken out with insurers reasonably acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policies will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than sixty
(60) days prior to any material change, cancellation or sooner termination thereof.

      Tenant covenants and agrees that in the event of damage or destruction to the leasehold improvements in the Premises covered by insurance as required to be taken out by Tenant herein, and if Landlord or Tenant do not terminate this Lease pursuant to Section 21.1 herein, Tenant will use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event that Landlord or Tenant are entitled to terminate the Lease pursuant to Article 21, then if the Premises have also been damaged, Tenant shall pay to Landlord that amount of its insurance proceeds necessary to repair the leasehold improvements.

      10.2 Landlord's Insurance. Landlord agrees to carry during the term hereof insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Building Complex (excluding foundations, excavations and other non-insurable items) for the full insurable value thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. All costs of such insurance shall be included as Operating Expenses and notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in Article 4, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

      10.3 Subrogation. The parties hereto agree that any and all fire, extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows:
"This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein"; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and notwithstanding any provisions contained in this Lease to the contrary, as a result of damage to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance or which would have been collectible had the party carried the insurance required to be maintained hereunder.

                                   ARTICLE 11
                                OBSERVANCE OF LAW
                                -----------------

      11.1 Law and Covenants. Tenant shall comply with all provisions of any applicable covenants, rules or restrictions including the architectural control committee and all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations, which shall impose any duty upon Landlord or Tenant, and which relate to Premises, including, without limitation, the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises or the use or occupancy thereof.

      11.2 Taxes. Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furniture and facilities of Tenant or the business or income of Tenant on and from the Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and to promptly deliver to Landlord for inspection, upon written request of Landlord, evidence satisfactory to Landlord of any such payments.

                                   ARTICLE 12
                        WASTE AND NUISANCE; ENVIRONMENTAL
                        ---------------------------------

      12.1 Waste and Nuisance. Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or common areas in the Building Complex or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy things without first obtaining the consent in writing of Landlord and, if requested, Landlord's architect or engineer (at Tenant's expense), and not use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise or action in, at or on the Premises.

      12.2 Environmental Covenant. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, or disposed of on, in or about the Premises, the Building, the Property or the Building Complex by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, concessionaires, licensees, or invitees unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any Environmental Law (as hereinafter defined) or of this Section 12.2 (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys' fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the term of this Lease as a result thereof. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and that results in any contamination, Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance. Tenant shall first obtain Landlord's written approval for any such remedial action.

      12.3 Hazardous Substances. As used herein, "Hazardous Substance" means any substance that is regulated by any local government, the State of Colorado, the United States government, or any agency, authority and/or instrumentality thereof and includes any and all materials or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to any Environmental Law. "Hazardous Substance" includes but is not restricted to petroleum and petroleum byproducts, asbestos, explosives, polychlorinated biphenyls ("PCBs") and infectious waste.

      12.4 Environmental Laws. As used herein, "Environmental Laws" means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.

                                   ARTICLE 13
                                ENTRY BY LANDLORD
                                -----------------

      Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord to Tenant hereunder, to show the same to prospective purchasers, lenders, tenants or investors, and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter the Premises for any of the foregoing reasons including entry by means of a master key without liability to Tenant including any claims of interference and without affecting this Lease or Tenant's obligations under this Lease. Landlord shall use reasonable efforts to avoid interference with Tenant's business in the Premises and shall be responsible for any acts of gross negligence or willful misconduct caused by Landlord in connection with such entry.

                                   ARTICLE 14
                                 INDEMNIFICATION
                                 ---------------

      14.1 Indemnification by Tenant. Subject to Article 13 above, Tenant shall indemnify Landlord and save it harmless from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liability or losses (including loss of rentals payable by Tenant or other tenants in the event of loss either directly or indirectly caused by any negligent act or omission, willful misconduct or breach of the Lease of or by Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant), claims, actions, damages, liability and expenses arising out of or in connection with the use and/or occupancy of the Premises, including, without limitation, from any occurrence in, upon or at the Premises or any part thereof, occasioned wholly or in part by any negligent act or omission, willful misconduct of Tenant or breach of the Lease of or by Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. In the event Landlord shall be made a party to any litigation commenced by or against Tenant or by anyone permitted to be on the Premises by Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney?s' fees incurred or paid by Landlord in connection with such litigation whether or not such action is contested or prosecuted to judgment. All personal property on the Premises shall be at Tenant's sole risk, and Landlord shall not be liable for any damage done to or loss of such personal property or for damage or loss suffered by Tenant.

      14.2 Indemnification by Landlord. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities or losses arising from any governmental entity seeking to enforce against Tenant or seeking damages from Tenant, or seeking to join Tenant in any legal action pertaining to the violation by Landlord of any Environmental Law(s). The indemnity shall not be binding upon any Mortgagee and Tenant shall look solely to the respective landlord when such landlord is finally held to have violated the Environmental Law. Neither the predecessor in interest nor the successor in interest to such landlord shall be liable to Tenant for this indemnity.

      14.3..Comparative Fault. To the extent that either Landlord or Tenant (inclusive of their respective employees, agents, contractors, servants, concessionaires, licensees, or invitees) is finally held by a court of competent jurisdiction to be partially at fault for any claim for which an indemnity obligation arises hereunder, then neither Landlord nor Tenant as against each other shall indemnify, defend or hold the other harmless and each party shall be liable only to the extent of the percentage of its own fault as finally held by the court of competent jurisdiction.

                                   ARTICLE 15
                                   ALTERATIONS
                                   -----------

      15.1 Alterations by Tenant. Tenant shall not make, install or erect in or to the Premises any installations, alterations, modifications, additions or partitions without submitting the drawings and specifications to Landlord and obtaining Landlord's prior written consent in each instance. Furthermore, Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, to any change or changes in such drawings or specifications submitted as aforesaid. Tenant, upon prior notice to Landlord and compliance with all other provisions hereof, may make alterations of a "cosmetic nature" without being subject to Landlord's prior approval, however, Landlord can request such alterations be removed upon termination or earlier expiration of the Lease and the Premises returned, at Tenant's expense, to their condition prior to the alteration, subject to ordinary wear and tear. For purposes hereof, "cosmetic alterations" shall be alterations of an aesthetic nature which do not require a building permit and do not affect the structure of the Building or any of its systems including HVAC, electrical or plumbing. Tenant shall pay the reasonable cost to Landlord of having its architects, engineers, or other consultants review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work shall be performed in a good and workmanlike manner, free and clear of all mechanics liens, and in compliance with the provisions of Article 11 hereof, and once commenced shall be diligently pursued through completion, and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. PROVIDED NEVERTHELESS that Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any mechanical or electrical work or other leasehold improvement. Without limiting the generality of the foregoing, any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building Complex by Landlord, its contractors or subcontractors. In addition to the above all contractors and subcontractors must meet Landlord's specifications, as reasonably determined by Landlord, for minimum requirements for insurance, bonds, quality of work, experience and such other reasonably applicable factors. Tenant shall submit to Landlord's supervision over construction, shall provide Landlord upon request with financial assurances prior to the commencement of alterations, and promptly pay to Landlord's or Tenant's subcontractors, as the case may be, when due, the costs of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the Building, its equipment or services necessitated thereby. Tenant covenants that Tenant will not suffer or permit during the Term hereof any mechanics? or other liens for work, labor, services or materials ordered by Tenant or for the cost of which Tenant may be in any way obligated, to attach to the Premises or to the Building Complex and that whenever and so often as any such liens shall attach or claims therefor shall be filed, Tenant shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord and or Landlord's mortgagee. Tenant hereby indemnifies and saves Landlord harmless from and against any and all loss, liability, damage, penalty, cost, expense or fee (including, without limitation, court costs and reasonable attorneys' fees) incurred by or asserted against Landlord as a result of the existence of any lien against the Building, Premises or the Property. Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by Landlord to protect Landlord's, the mortgagee's and Tenant's interest during the period of alteration.

      At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1973). During any such work on the Premises and subject to Article 13 hereof, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) C.R.S. (1973) or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

      15.2 Alterations by Landlord. Landlord hereby reserves the right at any time and from time to time and without any liability to Tenant for any claims, to make changes in, additions to, subtractions from or rearrangements of the Building Complex, including, without limitation, all improvements at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the Building Complex, including, but not limited to, the entrance foyer and lobby, and the common corridors and to make changes or additions to the pipes, conduits, ducts, utilities and other building services in the Premises which serve other portions of the Building, provided further that prior to the Commencement Date, Landlord may alter the Premises to the extent found necessary by Landlord to accommodate changes in construction design or facilities including major alterations but the Premises, as altered, shall be in all material aspects comparable to the Premises as defined herein. Any expense by Landlord of the above rights including entry upon the Premises shall be without liability to Tenant, including any claims of interference and without affecting this Lease or the obligations of Tenant under this Lease. Landlord shall use reasonable effort to avoid interference with Tenant's business in the Premises.

                                   ARTICLE 16
                              SIGNS AND ADVERTISING
                              ---------------------

      Except as set forth below, Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of the Building Complex or in the interior of the Premises or other portion of the Building any of which would be visible from outside the Premises. Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside corridor wall which is near the door leading into the Premises and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the inside or outside of the Premises for exterior view without the written consent of Landlord which may be given or withheld in Landlord's sole discretion. Tenant, at Tenant's sole cost and expense or paid out of the Tenant Improvement Allowance, shall have building standard suite and directory signage.

                                   ARTICLE 17
                SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST
                ---------------------------------------------

      This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building Complex and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such subordination shall be self-operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver within ten (10) business days any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust. If Tenant fails to return the subordination documents within ten (10) business days then all subordination documents at Landlord's option shall irrevocably and conclusively be deemed affirmed and approved by Tenant and Landlord may exercise any other right or remedy for Tenant's failure to execute and return the subordination documents.

      Should any mortgage or deed of trust affecting the Building Complex be foreclosed, then:

            (a) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale or transfer in lieu of foreclosure shall exist only as to the liability and obligations of Landlord accruing or arising after the date of such transfer and only so long as such mortgagee, beneficiary or purchaser is the owner of the Building Complex and such liability shall not continue or survive after further transfer of ownership; and

            (b) the liability for any security deposits or prepaid rents of the mortgagee, beneficiary or purchaser at such foreclosure sale or transfer in lieu of foreclosure sale shall exist only to the extent that the mortgagee, beneficiary or purchaser actually received the security deposits or prepaid rents and failed to apply such sums in accordance with the Lease or, if applicable, failed to transfer or assign such sums to any subsequent purchaser or transferee.

            (c) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder or transferee pursuant to a deed in lieu of foreclosure, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such purchaser or transferee.

      As used in this Article 17 "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

      Landlord, at the written request of Tenant, agrees to request any future mortgagee or beneficiary to enter into a non-disturbance agreement with Tenant, in a form satisfactory to such mortgagee or beneficiary, stating that Tenant's right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time Tenant is not in default of its obligations herein. However, notwithstanding such request, Landlord makes no representations or warranties that such non-disturbance agreement will be entered into by any beneficiary or mortgagee.

                                   ARTICLE 18
                  ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION
                  ------------------------------------------

      18.1 Estoppel Certificate. Tenant agrees that it will from time to time, upon request by Landlord (for the benefit of Landlord and its designated proposed mortgagee or purchaser), execute and deliver to Landlord within five
(5) days after demand therefor an estoppel certificate on Landlord's form (or the form of any prospective mortgagee or purchaser) certifying, among other items, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and, to the best of Tenant's knowledge, there are no defaults under the Lease or if so specifying such defaults. Failure to return the estoppel certificate within the five (5) day period shall conclusively and irrevocably be deemed an affirmation and approval of the estoppel certificate by Tenant and Landlord may exercise any other right or remedy for Tenant's failure to properly and/or timely execute and return the estoppel certificate.

      18.2 Financial Information. Tenant shall, from time to time at reasonable intervals upon Landlord's request, deliver to Landlord a copy of Tenant's most recent audited financial statements, which audited financial statements shall be prepared by Tenant or Tenant's accountant no less often than once per year in accordance with GAAP, any interim financial statements which have been prepared after the date of the most current audited financial statement, and 10Q's or 10K's when issued, if any.

                                   ARTICLE 19
                                 QUIET ENJOYMENT
                                 ---------------

      Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly have possession of the Premises during the term hereof, without hindrance by Landlord or those claiming by or through Landlord. Landlord shall not be liable for any interference by other tenants or third parties nor shall this Lease or Tenant's obligations hereunder be affected thereby.

                                   ARTICLE 20
                                    FIXTURES
                                    --------

      Any or all installations, alterations, additions, partitions and fixtures other than Tenant's trade fixtures in or upon the Premises, whether placed there by Tenant or Landlord, shall become the property of Landlord, without compensation therefor to Tenant, upon expiration or earlier termination of the Lease. Notwithstanding anything herein contained, Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant. Landlord may elect that any or all installations made or installed by or on behalf of Tenant be removed at the end of the Lease Term and, if Landlord so elects, it shall be Tenant's obligation to restore the Premises to the condition it was in previous to such alterations, installations, partitions and fixtures, on or before the termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant. Notwithstanding anything in this Lease to the contrary, to the extent that Landlord's consent to any such installation as set forth above is required, Landlord, if it gives such consent, will, if requested in writing by Tenant, notify Tenant as to whether removal of such installation will be required.

                                   ARTICLE 21
                              DAMAGE OR DESTRUCTION
                              ---------------------

      21.1 Casualty. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed in Landlord's reasonable estimation within one hundred eighty (180) days after the date of such damage, Landlord may, at its option, terminate this Lease in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, or Landlord may proceed to rebuild the Building and the Premises. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs in Landlord's reasonable estimation can be completed within one hundred eighty (180) days after the date of such damage, or if the damage cannot be repaired within such time frame but Landlord does not elect to terminate this Lease, in either such event, Landlord shall, within ninety (90) days after the date of such damage commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and if Landlord so elects, this Lease shall terminate upon notice to Tenant. Unless otherwise provided in this Lease, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      21.2 Casualty Caused by Tenant. If fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or willful misconduct of Tenant, its agents, servants or employees, or by any other persons entering the Building under express or implied invitation of Tenant, such injury may be repaired by Landlord at the expense of Tenant.

                                   ARTICLE 22
                                  CONDEMNATION
                                  ------------

22.1 Eminent Domain. If five percent (5%) or more of the Rentable Area of the Premises is taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with Tenant's use of the Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than five percent (5%) of the Rentable Area of the Premises is taken, or if five percent (5%) or more of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of such taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the Rentable Area of the Premises so taken shall bear to the Rentable Area of the Premises prior to such taking. If any part of the Building Complex shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Landlord's ownership or use of the Building Complex in Landlord's reasonable determination, Landlord, at its option, may upon thirty (30) days' notice to Tenant, terminate this Lease as of the date of such taking.

      22.2 Damages. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Building Complex shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant's fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

      22.3 Restoration. If both Landlord and Tenant elect not to terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's sole cost and expense (to the extent of proceeds received), to, as soon as reasonably possible, restore the remaining portion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking.

                                   ARTICLE 23
                            LOSS AND DAMAGE AND DELAY
                            -------------------------

      23.1 Loss and Damage. Landlord shall not be liable or responsible in any way for:

            (a) any death or injury arising from or out of any occurrence in, upon or at the Building Complex or for damage to property of Tenant or others located on the Premises, nor shall it be responsible in any event for damage to any property of Tenant or others from any cause whatsoever, unless such damage, loss, injury or death results from the intentional misconduct or gross or sole negligence of Landlord, its agents or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind. Landlord shall not be liable for any damage whatsoever caused solely by any other tenant or persons in or about the Building Complex, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be kept or stored at the risk of Tenant only and Tenant shall indemnify Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by Tenant's insurers;

            (b) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitorial services or security services, or repairs or maintenance services, in or about the Premises or the Building; or

            (c) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of Tenant.

      23.2 Delays. Whenever and to the extent that Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond Landlord's control, whether of the foregoing character or not, Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned nor shall its obligations under this Lease be affected thereby; provided that Landlord shall use reasonable efforts in good faith to minimize any delays or restrictions.

                                   ARTICLE 24
                              DEFAULT AND REMEDIES
                              --------------------

      24.1 Default by Tenant. The following events shall be deemed to be events of default by Tenant under this Lease:

            (a) Tenant shall fail to pay any installment of rent or any other sum due to Landlord when due. Notwithstanding the above, Tenant shall not be deemed in default if not more than twice during any calendar year it pays such installment of rent or any other sum due Landlord within five (5) days of receipt of written notice of nonpayment. After delivery of the two notices as set forth above, Landlord shall give no other notices of nonpayment.

            (b) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or other sums due to Landlord, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided, however that if such default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed in default if it has commenced to cure, is diligently prosecuting same to completion, provides Landlord with reasonably satisfactory evidence of same and the cure period does not exceed ninety (90) days from the date such cure was timely commenced.

            (c) Tenant shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors or is otherwise unable to pay its debts as they come due.

            (d) Tenant shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof, or have a petition filed or a request for a receiver; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.

            (e) A receiver or trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant.

            (f) Tenant shall abandon or vacate any portion of the Premises, in whole or in part.

            (g) Tenant assigns or sublets in violation of the provisions of this Lease.

            (h) Tenant fails to deliver the instruments pursuant to Articles 17 and 18 hereof, time being of the essence.

      24.2 Remedies of Landlord. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

            (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim of damages therefor.

            (b) Without terminating the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor.

            (c) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

            (d) Alter all locks and other security devices at the Premises without terminating this Lease.

      In the event Landlord may elect to regain possession of the Premises by forcible detainer proceeding, Tenant hereby specifically waives, to the extent permitted by law, any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this Lease, is in part consideration for this waiver.

      Exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

      In the event Landlord elects to terminate the Lease by reason of an event of default then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration as stated herein) less the reasonable rental value for such remaining term (net of all reasonably estimated costs of re-leasing for such remaining term).

      In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rent required to paid by Tenant to Landlord during the remainder of the Lease term until the date of expiration of the term as stated herein diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

      In the event of any default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorneys' fees whether suit was actually filed or not.

      In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises, or let the Premises as part of a larger premises, for any period to any tenant and for any use or purpose.

      If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorneys' fees incurred by Landlord in taking such remedial action.

      Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

      Landlord agrees to use reasonable efforts to mitigate its damages however in no event shall Landlord be required to (i) lease space for less than market rates applicable for comparable space in first-class Buildings in Broomfield, Colorado, (ii) expend any sums or (iii) lease the Premises prior to any other available space in the Building or any building owned by Landlord or an affiliated entity of Landlord.

      24.3 Landlord's Default. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same. In the event of any default, Tenant agrees that its exclusive remedy shall be an action for damages. Tenant agrees that it shall also give notice of default to any mortgagee and right to cure if Landlord fails to cure within any applicable cure period, and if such mortgagee commences to cure (which shall include for purposes hereof pursuing its remedies against Landlord) then Landlord shall not be deemed in default hereof.

      24.4 Personal Property Lien. Intentionally Deleted.

                                   ARTICLE 25
                                  HOLDING OVER
                                  ------------

      If Tenant shall continue to occupy the Premises after the expiration of this Lease with or without the consent of Landlord, and without any further written agreement, Tenant shall be a tenant at Landlord's option from month to month or from day to day at a monthly Base Rent equal to one hundred fifty percent (150%) of the last full monthly Base Rent payment due hereunder pro rata for any partial month, and subject to all of the additional rentals, terms and conditions herein set out except as to expiration of the Lease Term. Such holding over may be terminated by Landlord upon one (1) day notice. In the event that Tenant fails to surrender the Premises upon termination or expiration of this Lease or such holdover tenancy, then Tenant shall indemnify Landlord against loss or liability resulting from any delay of Tenant in not surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.

                                   ARTICLE 26
                                     NOTICE
                                     ------

      26.1 Notice. Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered, certified mail or recognized receipted overnight mail service, postage prepaid, return receipt requested or delivered by hand to the party at the addresses set forth below:

      TENANT:           Sovereign Companies, LLC
                        390 Interlocken Crescent, Suite 900
                        Broomfield, Colorado
                        Attention:  Ed Garneau

      With copy to:     Gary Hoover, Esq.
                        140 East 19th Avenue, Suite 500
                        Denver, CO 80203

      LANDLORD:         AMBER DRIVE II, LLC
                        c/o Prime West Real Estate Development, Inc.
                        1873 South Bellaire, Suite 500
                        Denver, Colorado  80222
                        Attention: Stephen F. Clarke

      With copy to:     BROWNSTEIN HYATT & FARBER, P.C.
                        410 17th Street, 22nd Floor
                        Denver, Colorado  80202
                        Attention:  Lea Ann Groesser, Esq.

and such notice shall be deemed to have been received by Landlord or Tenant, as the case may be, on the earlier of actual receipt or the second business day after the date on which it shall have been so mailed.

26.2 Change of Address. Any party may, by notice to the other, from time to time, designate another address, which notices mailed more than ten (10)
days
thereafter shall be addressed.

                                   ARTICLE 27
                                SECURITY DEPOSIT
                                ----------------

      Tenant has deposited with Landlord the sum of Twenty One Thousand Seven Hundred Ninety Nine and 55/100 Dollars ($21,799.55) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. Landlord has received such deposit and shall be solely responsible for its return. Such sum shall be returned to Tenant by Landlord after a reasonable period after the expiration of the Lease Term and delivery of possession of the Premises to Landlord if, at such time, Tenant has fully performed all such terms, covenants and conditions. If Tenant has not received the security deposit or a portion thereof, as applicable, within sixty
(60) days after the expiration of the Lease Term and Tenant delivered possession of the Premises to Landlord and fully performed all terms, covenants and conditions set forth herein, Tenant may send written notice to Landlord at the address set forth above in Article 26 requesting return of the security deposit. Prior to the time when Tenant is entitled to the return of the security deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use same for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit. In the event of default by Tenant in performing any of its obligations under this Lease, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of this security deposit for the payment of any unpaid rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises or any attorneys' fees associated therewith, regardless of the whether the accrual of such damages or deficiency occurs before or after an eviction. If a portion of the security deposit is used or applied by Landlord during the term hereof, Tenant shall, upon ten (10) days' written demand, deposit with Landlord an amount sufficient to restore the security deposit to its original amount.

                                   ARTICLE 28
                            MISCELLANEOUS PROVISIONS
                            ------------------------

      28.1 Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever the singular is used the same shall include the plural, and words of any gender shall include the other gender.

      28.2 Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

      28.3 Entire Agreement. This Lease contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

      28.4 Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

      28.5 Modification. Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will not in any way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

      28.6 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

      28.7 Successors and Assigns. The covenants and conditions herein contained shall inure to and bind the respective heirs, permitted successors, executors, administrators and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote, except as otherwise specifically set forth in this Lease to the contrary.

      28.8 Authorization to Execute. The parties executing this Lease on behalf of Tenant hereby covenant and warrant that (i) in the event Tenant hereunder shall be a corporation, Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Colorado; (ii) all franchise and corporate or other applicable taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed, Tenant is authorized to perform its obligations under this Lease and the person executing this Lease is duly authorized to do so on behalf of Tenant. 28.9 Approval of Documents. Landlord's approval of Tenant's plans for work performed by Landlord or Tenant in the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with any laws, rules, or regulations of governmental agencies or authorities.

      28.10 Prime Rate. As used herein, Prime Rate shall be the rate published in the Midwestern Edition of The Wall Street Journal under "Money Rates." If for any reason the prime rate is no longer published in The Wall Street Journal, then Landlord shall select another financial publication and reasonably equivalent announced rate as the "Prime Rate."

                                   ARTICLE 29
                            SUBSTITUTION OF PREMISES
                            ------------------------

                              Intentionally Deleted

                                   ARTICLE 30
                                    RECORDING
                                    ---------

      Tenant agrees not to place this Lease of record unless requested to execute a Memorandum of Lease by Landlord, which may, at Landlord's option, be placed of record.

      Any recording by Tenant without Landlord's prior written consent shall at Landlord's option be deemed a default pursuant to Article 24 hereof and Landlord shall have all of the rights and remedies set forth therein.

                                   ARTICLE 31
                               REAL ESTATE BROKER
                               ------------------

      Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith (except for Tenant, acting as its own broker, and Landlord's listing brokers Trammell Crow Company) and Tenant agrees to indemnify Landlord against any liability arising from a breach of this representation and warranty including reasonable attorneys' fees.

                                   ARTICLE 32
                                 RENT PREPAYMENT
                                 ---------------

                              Intentionally Deleted

                                   ARTICLE 33
                                OTHER PROVISIONS
                                ----------------

      33.1 Right of First Offer. Landlord hereby grants to Tenant a one time right of first offer ("Right of First Offer") to lease any space contiguous to the Premises on the ninth floor of the Building ("Expansion Space") subject to and in accordance with the following provisions:

            (a) Prior to Landlord executing any lease with a bona fide third party for such Expansion Space, Landlord shall deliver to Tenant a written notice identifying proposed terms which Landlord is willing to accept for the Expansion Space ("Offer Notice"). The Offer Notice shall set forth the date that such proposed lease is to commence ("Expansion Space Commencement Date") the rental rate, the dimensions of the Expansion space, the lease term and any allowances or concessions. Notwithstanding the foregoing, if the Offer Notice is provided by Landlord within the first twenty-four (24) months of the Lease Term and Tenant accepts the Expansion Space, Tenant shall lease such space on the same lease terms (including Base Rent) as applicable to the original Premises. If, however, the Offer Notice is provided by Landlord subsequent to the expiration of the first twenty-four (24) months of the Lease Term, then Tenant shall lease such space in accordance with the terms set forth in the Offer Notice.

            (b) Tenant shall have five (5) business days from receipt of the Offer Notice to either accept or reject the Expansion Space. If Tenant rejects the Expansion Space or if Landlord has not received the written acceptance or rejection of the Expansion Space from Tenant by 5:00 p.m. on the fifth (5th) business day as set forth herein, time being of the essence, then this Right of First Offer shall be deemed to have expired. Thereafter, Landlord shall have no further obligation or liability to Tenant pertaining to the Expansion Space and Landlord may enter into a lease with any tenant.

            (c) If the Expansion Space is accepted by Tenant in accordance herewith, this Lease shall be amended effective as of Expansion Space Commencement Date to include the Expansion Space as a part of the Premises on the same terms and conditions as this Lease except as expressly set forth in subparagraph (a) above and none of the concessions, allowances, Extension Options or Offers of First Refusal as set forth in this Lease shall be applicable to the Expansion Space. Tenant's Pro Rata Share shall be amended to incorporate the Expansion Space and Taxes and Operating Expenses shall be equitably prorated for such calendar year for Tenant's Pro Rata Share as amended.

            (d) Tenant shall accept the Expansion Premises in its "AS IS" condition, except as otherwise set forth in the Offer Notice.

            (e) This Right of First Offer shall not be applicable unless there are at least twelve (12) months remaining on the original Lease Term, unless Tenant agrees to exercise the Option to Extend described in Section 33.2 below.

            (f) This Right of First Offer is subject to any rights of tenants under existing leases for space in the Building Complex in accordance with the current terms of the existing leases, or tenants under leases in Premises for which Tenant did not exercise this Right of First Offer

            (g) This Right of First Offer shall be deemed void and of no further force and effect if Tenant is in default hereof or if Tenant assigns this Lease or sublets the Premises.

            (h) Any information provided by Landlord regarding a proposed lease is confidential and Tenant agrees that it shall be liable for all damages of Landlord arising from or related to a breach of such confidentiality.

      33.2 Option to Extend.

            (a) Tenant shall have an option to extend the Lease Term ("Option to Extend") for one (1) additional term consisting of five (5) years (the "Option Term"). In order to exercise such Option to Extend, Tenant shall notify Landlord in writing at least one hundred eighty (180), but not more than three hundred sixty (360), days prior to the expiration of the respective lease term of its election to exercise the Option to Extend, upon which time Landlord shall submit in writing within thirty (30) days thereafter a proposal for the then current Market Base Rental Rate (per rentable square foot per annum) for the Option Term. Tenant shall have thirty (30) days from the receipt of said notice to (i) accept the proposed Market Base Rental Rate in writing to Landlord, (ii) to reject the Market Base Rental Rate and elect the appraisal process set forth below, or (iii) elect not to extend. If Tenant fails to timely respond to Landlord's notice of Market Base Rental Rate, Tenant will be deemed to have elected the appraisal process as described in clause (ii) above. If Tenant elects not to extend pursuant to clause (iii) above or fails to timely exercise its Option to Extend, time being of the essence, the Option to Extend shall automatically terminate and be of no further force and effect and this Lease shall terminate upon expiration of the then Lease Term. Any such extension shall be upon all of the terms, conditions and covenants of this Lease except as to
(A) the amount of Base Rent, which shall be determined as set forth herein, (B) options to extend, options to expand, and rights of refusal, which shall not be applicable, and (C) Tenant allowances or other concessions which shall not be applicable to the extension term. As used herein, "Market Base Rental Rate" shall mean the then Base Rental Rate for comparable first class multi-tenant office buildings of comparable size, location and age in Interlocken Business Park in Broomfield, Colorado, at such time, taking into account the following factors: (i) rent per rentable square foot; (ii) operating expenses and real estate tax payments; (iii) current rental escalators; and (iv) rental concessions, if any, as applicable to market renewals of leases.

            (b) If Tenant, by written notice delivered no later than ten (10) days after the date Landlord notifies Tenant of the Market Base Rental Rate, objects to the Market Base Rental Rate determined by Landlord and elects to submit the rate determination to appraisal, then, within seven (7) days of the date of Tenant's objection, each party shall appoint a non-affiliated certified M.A.I. Appraiser that has at least five (5) years' full-time commercial appraisal experience in the Broomfield, Colorado vicinity to determine the Market Base Rental Rate, such process to be completed within twenty (20) days after the date of the appointment of the last appraiser. If a party does not appoint a qualified appraiser within five (5) days after the other party has given notice of the name of its appraiser then the single appraiser shall be the sole appraiser and shall set the Market Base Rental Rate. The appraisers appointed by the parties shall meet promptly and attempt to set the Market Base Rental Rate. If they are unable to agree on the Market Base Rental Rate within twenty (20) days after the date the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this paragraph within seven (7) days after the last day the two (2) appraisers are to set the Market Base Rental Rate. If the appraisers are unable to agree on the third appraiser within said time frame, either of the parties to this Lease, after giving five (5) days' prior written notice to the other party, may apply to the then president of the real estate board of Denver, Colorado for the selection of a third appraiser who meets the qualifications stated in this Section, which selection shall be made within three (3) business days. All determinations of Market Base Rental Rate shall be subject to the limitations on Market Base Rental Rate set forth in the first paragraph of this Section. Each of the parties shall pay for the appraiser appointed by it and shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

            (c) Within twenty (20) days after the selection of the third appraiser, the third appraiser shall determine the Market Base Rental Rate and all three of the appraiser's Market Base Rental Rates shall be averaged excluding any single Market Base Rental Rate which is either ten percent (10%) higher or lower than the middle appraisal of Market Base Rental Rate and the remaining appraisals shall then be averaged.

            (d) If the Market Base Rental Rate is not established for the extended term prior to its commencement, Tenant shall continue to pay the applicable Base Rent required for the last full month of the immediately preceding Lease Term until the appraisers have made their determination. The Market Base Rental Rate in question, when finally determined by the appraisers, shall be retroactive to the commencement of the Option Term, and the first Base Rent payment becoming due at least thirty (30) days after the determination of the applicable Market Base Rental Rate shall include the retroactive amounts of monthly Base Rent installments accrued and unpaid. In no event may either Landlord or Tenant elect not to extend the Lease based upon the Market Base Rental Rate established in accordance herewith.

            (e) The Option to Extend may not be exercised and the Lease shall not be extended if Tenant is, at the time of exercise, in default which default is not cured within any applicable cure periods or if this Lease has been sublet or assigned. Furthermore, time is of the essence hereof, any failure of Tenant to give any notice required hereunder within the required time period shall render this option null and void.

      33.3 Antenna. Tenant shall have the right at its own expense, throughout the term of the Lease, provided it is not in default hereunder (beyond the giving of applicable notice and the passage of applicable grace periods) to install a satellite dish or antennas on the roof of the Building pursuant to and in accordance with the Antenna License attached hereto as Exhibit F and incorporated herein by this reference and subject to (i) the prior written approval of the plans and specifications by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), (ii) approval of the Interlocken Architectural Control Committee and (iii) Tenant obtaining all necessary permits and complying with all applicable laws, ordinances and regulations pertaining thereto.

      33.4 Parking. Landlord represents that the Building Complex has been constructed to provide, and Tenant is granted the non-exclusive right to use, not less than four and two-tenths (4.2) parking spaces for every one thousand
(1000) square feet of Rentable Area of the Building inclusive of handicapped and visitor parking, subject to requirements of any governmental entity and the architectural control committee at no cost to Tenant during the Lease Term.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease this 25th day of February, 2005.

                                    LANDLORD:

                                    AMBER   DRIVE  II,   L.L.C.,   a  Delaware
                                    limited
                                    liability company

                                    By:   AMBERJACK, LTD., an Arizona limited
                                          partnership, its managing member

                                    By:   PRIME WEST DEVELOPMENT INC.,
                                          Landlord's representative

                                          By:   /s/ Stephen F. Clarke
                                                ------------------------------
                                          Name: Stephen F. Clarke
                                          Title:      President

                                          By:   /s/ James C. Crain
                                                ------------------------------
                                          Name: James C. Crain
                                          Title: Executive Vice President


                                    TENANT:

                                    SOVEREIGN COMPANIES, LLC, a Colorado
                                    limited liability company

                                    By:   /s/ Ed Garneau
                                          ------------------------------
                                    Name: Ed Garneau
                                          ------------------------------
                                    Title: LLC Manager
                                          ------------------------------

STATE OF COLORADO             )
                              ) ss.
COUNTY OF Denver              )

      The foregoing instrument was acknowledged before me this 28 day of February, 2005, by Stephen F. Clarke, President of Prime West Development, Inc., as Landlord's representative for Amberjack, Ltd., an Arizona limited partnership, managing member of Amber Drive II, L.L.C., a Delaware limited liability company.

      WITNESS my hand and official seal.



                                      /s/ Janna S. Cline
                                    --------------------------------------------
                                    Notary Public
( S E A L ).                        My commission expires:  8/26/06
                                                          ----------------------


STATE OF COLORADO             )
                              ) ss.
COUNTY OF Denver              )

      The foregoing instrument was acknowledged before me this 28th day of February, 2005, by James C. Crain, Executive Vice President of Prime West Development, Inc., as Landlord's representative for Amberjack, Ltd., an Arizona limited partnership, managing member of Amber Drive II, L.L.C., a Delaware limited liability company.

      WITNESS my hand and official seal.


                                      /s/ Janna S. Cline
                                    --------------------------------------------
                                    Notary Public
( S E A L ).                        My commission expires:  8/26/06
                                                          ----------------------

STATE OF COLORADO             )
                              ) ss.
COUNTY OF Denver              )

      The foregoing instrument was acknowledged before me this 28th day of February, 2005, by Ed Garneau, Manager of Sovereign Companies, LLC a Colorado limited liability company.

WITNESS my hand and official seal.

                                        Debbie K. Green
                                    --------------------------------------------
                                    Notary Public
( S E A L )                         My commission expires: 2/3/06
                                                          ----------------------

                                    EXHIBIT A

                                   FLOOR PLAN

                                [GRAPHIC OMITTED]

                                    EXHIBIT B

                                LEGAL DESCRIPTION

LOT 2,
INTERLOCKEN FILING NO. 14,
ACCORDING TO THE PLAT  RECORDED MAY 18, 1999 IN PLANFILE  P-48 F-1 NOS. 10 AND
11,
COUNTY OF BROOMFIELD
STATE OF COLORADO

                                    EXHIBIT C

                                   WORK LETTER

      This WORK LETTER ("Work Letter") is entered into as of the _28th_ day of February, 2005, by and between AMBER DRIVE II, L.L.C., a Delaware limited liability company ("Landlord"), and Sovereign Companies, LLC, a Colorado limited liability company ("Tenant").

                                    RECITALS:

A. Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a lease ("Lease") covering certain premises more particularly described in Exhibit A attached to the Lease ("Premises"). To the extent applicable, the provisions of the Lease are incorporated herein by this reference. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

                                   AGREEMENTS:

      1. TENANT IMPROVEMENTS. As used in the Lease and this Work Letter, the term "Tenant Improvements" means those items of general tenant improvement construction shown on the Construction Drawings (defined below), as such improvements are more particularly described in Paragraph 5 below.

      2. WORK SCHEDULE. Attached as Attachment 1 to this Work Letter is a schedule ("Work Schedule") which sets forth a timetable of critical dates for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. The Work Schedule describes certain of the critical items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. All plans and drawings required by this Work Letter and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Based upon developments during construction of the Tenant Improvements, the parties may modify the Work Schedule as appropriate to reflect changes to the Work Schedule agreed to by the parties and changes to the Work Schedule resulting from Tenant Delays, Force Majeure Delays and Landlord caused delays.

      3. TENANT CONSTRUCTION REPRESENTATIVES.

            (a) Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter: James C. Crain (Address: 1873 South Bellaire, Suite 500, Denver, Colorado 80222, Phone: 303-741-0700, and Fax: 303-741-6988). Tenant
is entitled to rely on information and decisions of Landlord's Representative, and the signature of Landlord's Representative on documents, Space Plans, Construction Drawings, change orders, directives, etc., shall be conclusive evidence of Landlord's approval.

            (b) Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter: Craig Cook (Address: 390 Interlocken, 4th Fl, Broomfield, Colorado; Phone: (303) 818-8994, and Fax: (303) 465-3150). Landlord is entitled to rely on information and decisions of Tenant's Representative, and the signature of Tenant's Representative on documents, Space Plans, Construction Drawings, change orders, directives, etc., shall be conclusive evidence of Tenant's approval.

            (c) All communications with respect to the matters covered by this Work Letter are to be made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

      4. TENANT IMPROVEMENT PLANS.

            (a) Preparation of Space Plans. Landlord has selected and hired, and Tenant has approved, Gensler Architects ("Space Planner") to prepare the architectural drawings for the Premises. Tenant acknowledges that, although Landlord hired Space Planner, Landlord shall have no obligation or liability to assure that the design of the Premises is satisfactory for Tenant and for Tenant's use. Space Planner and Tenant shall "walk" the Premises in consultation with Landlord and within the time frame established in the Work Schedule (defined below), Tenant shall meet and consult with Space Planner in order for Space Planner to prepare preliminary space plans for the Premises that are acceptable to Tenant. Provided Tenant has timely met and consulted with Space Planner and provided Space Planner with all information required by Space Planner, Landlord agrees to cause the Space Planner to prepare the preliminary space plans for the layout of Premises ("Space Plans") on or before the outside date for preparation of the Space Plans set forth in the Work Schedule. The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord and Tenant upon completion for Landlord's and Tenant's approval. If either party disapproves any aspect of the Space Plans, each will advise the other in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Landlord will have until the outside date specified in the Work Schedule to cause Space Planner to redesign the Space Plans incorporating the revisions required and to obtain Landlord's and Tenant's final approval of the Space Plans.

            (b) Preparation of Construction Drawings. Based on the approved Space Plans, Landlord will cause Space Planner to prepare complete architectural plans, drawings and specifications and complete engineered, mechanical, plumbing, structural design (if required) and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Construction Drawings"). Tenant agrees, at Tenant's expense, to use Landlord's consultants and engineers for mechanical, electrical, plumbing and structural in connection with all work to be performed in connection with the Construction Drawings. The Construction Drawings are to be completed on or before the outside date for completion of the Construction Drawings set forth in the Work Schedule. The Construction Drawings will show: (i) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises, (ii) all internal and external

                                      C-2
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communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and
(iii) all other specifications for the Tenant Improvements. The Construction Drawings will be submitted to Landlord and Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant or Landlord reasonably disapprove any aspect of the Construction Drawings based on any inconsistency with the Space Plans, the disapproving party agrees to advise the other in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. Landlord will have until the outside date specified in the Work Schedule to cause Space Planner to redesign the Construction Drawings incorporating the revisions reasonably requested by Landlord and Tenant and to obtain Landlord's and Tenant's final approval of the Construction Drawings.

            (c) Requirements of Tenant's Construction Drawings. The Construction Drawings will include locations and complete dimensions, and the Tenant Improvements, as shown on the Construction Drawings, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction and all applicable insurance regulations; (iii) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (iv) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

            (d) Submittal of Construction Drawings. Once approved by Landlord and Tenant, as provided in the Work Schedule, Landlord will cause Prime West Development, Inc. or such other contractor selected by Landlord to build out the space (the "Contractor"), as applicable, to submit the Construction Drawings to the appropriate governmental agencies for plan checking and the issuance of a building permit. Landlord will have the right to review Space Planner's submittal package prior to delivery to such governmental agencies. Space Planner, with the approval of Landlord and Tenant, will make any changes to the Construction Drawings which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Construction Drawings no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay in advance any excess costs resulting from the design and/or construction of such changes, if any. Tenant hereby acknowledges that any such changes will be subject to the terms of Paragraph 8 below. Landlord shall have no obligation to approve any further changes to the Construction Drawings or any amendment thereof or supplement thereto.

            (e) Changes to Shell of Building.

                  (i) If the Construction Drawings or any amendment thereof or supplement thereto shall require changes in the Building, the increased cost of the Building work caused by such changes will be paid for by Tenant in advance as set forth herein, if such costs cause the total costs to exceed the Allowance (as set forth herein).

                  (ii) In the event Tenant desires to use the elevator lobby smoke control doors ("Control Doors") as the primary entrance to the Premises, Tenant shall obtain the prior written consent of Landlord which shall be granted or withheld in Landlord's sole and absolute discretion. In the event Landlord grants its consent, Tenant hereby agrees that it shall (A) be solely responsible

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for the operation and maintenance of the Control Doors; (B) Tenant shall install the appropriate hardware on the Control Doors and Tenant hereby acknowledges that it is the sole responsibility of Tenant to ensure that the Control Doors have locking hardware; (C) upon expiration or earlier termination of this Lease, Tenant shall restore the Control Doors to their original condition at Tenant's sole cost and expense; and (D) Tenant shall assume all of the risk for the use of the Control Doors. Tenant hereby acknowledges and agrees that the function of the Control Doors is life safety as opposed to security. Tenant hereby acknowledges and agrees it shall assume all risks of any kind or nature directly associated with the altering the Control Doors, waives any claims against Landlord which may arise as a result of using the Control Doors as a primary entrance or altering the Control Doors, and shall indemnify Landlord for any claims as specifically set forth in Section 14.1 of the Lease. If Landlord grants its consent, such consent is not a representation or warranty of any kind or nature including compliance with applicable building codes, or other applicable laws, which shall be the sole responsibility of Tenant.

            (f) Work Cost Estimate and Statement. Prior to the commencement of construction of any of the Tenant Improvements shown on the Construction Drawings, as provided in the Work Schedule, Landlord will require Contractor to bid the Construction Drawings to three (3) subcontractors in each principal trade for the construction of the Tenant Improvements, which bids shall include any qualified subcontractors selected by Tenant and provided to Landlord in writing in a timely manner. Based in part on the bids selected by Contractor, Contractor shall prepare a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Construction Drawings provided to Contractor (which may or may not be a final version thereof). Landlord shall take such estimate and prepare a report which includes other costs of the work and fees such as space planning, architectural, engineering, supervision, insurance, and other soft costs incurred in connection therewith ("Work Cost Estimate"). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Construction Drawings to reflect deletions of and/or substitutions for such disapproved items, and delays attributable to such changes shall be Tenant Delays. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant's written approval of the Work Cost Estimate (such approved Work Cost Estimate is referred to herein as the "Work Cost Statement"), Landlord will have the right to cause Contractor to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Paragraph 6 hereof. If the total costs reflected in the Work Cost Statement exceed the sum of the Allowance (defined below), Tenant agrees to pay such excess without notice within five (5) days after Tenant's approval of the Work Cost Estimate.

            (g) Changes in Estimated Work Cost. Throughout the course of construction, any differences between the cost of the Tenant Improvements ("Work Cost") estimated in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) days thereafter without notice. Landlord shall have no obligation to proceed until receipt of such excess amounts, and delays in completion of the Tenant Improvements resulting from such delay in payment by Tenant shall be Tenant Delays, as set forth in Paragraph 8 below.

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            (h) Changes in Work Cost Estimate and Work Cost Statement. The Work
Cost Estimate and Work Cost Statement may be based upon a draft of the Construction Drawings and changes to those documents may be required due to modifications to the Construction Drawings required by the City, County, Fire Department, Architectural Control Committee, or any other applicable governmental authority or to obtain the required governmental or other necessary approvals. In such event, the changes to the Work Cost related to such changes shall be determined by Landlord. Landlord shall revise the Work Cost Estimate and the Work Cost Statement accordingly and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) days thereafter without notice.

            (i) Delays in the Plan Preparation and Submittal Process. Subject to Force Majeure Delays and provided Landlord and its contractor and other agents comply with the time frames set forth in the Work Schedule for Landlord's actions, any failure of the parties to meet the outside dates set forth in the Work Schedule for completion of the Space Plans and Construction Drawings, submittal of Construction Drawings to the City and approval of the Work Cost Estimate will constitute "Tenant Delays" under Paragraph 8 below.

            (j) Final Measurement. The parties hereby agree that the estimated measurement for the total Rentable Area of the Premises shall be determined by Landlord's architect based upon the final Construction Drawings and that Landlord's architect shall determine the actual area based upon the final Construction Drawings.

      5. PAYMENT FOR THE TENANT IMPROVEMENTS.

            (a) Allowance. Landlord hereby grants to Tenant a tenant improvement allowance of Thirty-Five and No/100 Dollars ($35.00) per rentable square foot of the Premises (which based upon 13,730 rentable square feet equates to Four Hundred Eighty Thousand Five Hundred Fifty and NO/100 Dollars ($480,550.00) ("Allowance").

            (b) The Allowance is to be used only for:

                (i) Payment of the cost of preparing the Space Plans and the Construction Drawings, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Construction Drawings.

                (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

                (iii) Construction of the Tenant Improvements, including, without limitation, the following:

                    (A) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                    (B) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

                    (C) The furnishing and installation of all duct work, terminal boxes, diffusers, thermostats and accessories necessary for the heating, ventilation and air conditioning systems within the Premises;

                    (D) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

                    (E) All fire and life safety control systems such as fire walls, sprinklers, fire alarms, smoke detectors, fire dampers, including piping, wiring and accessories, necessary for the Premises;

                    (F) All plumbing, fixtures, pipes and accessories necessary for the Premises;

                    (G) Testing and inspection costs;

                    (H) Fees for the Contractor will not exceed 6% of the total construction costs, excluding fees and costs attributable to general conditions associated with the construction of the Tenant Improvements;

                    (I) Fees payable to Landlord for construction administration, which fee shall be equal to five percent (5%) of all costs associated with construction of the Tenant Improvements; provided, however, that such construction administration fee shall be waived if Prime West Development, Inc. is the general contractor for the Tenant Improvement Work; and

                    (J) Components of Standard Tenant Improvements set forth on Exhibit G attached to the Lease and incorporated therein by this --------- reference.

      There shall not be charged against the Allowance any amounts attributable to improvements specifically set forth on Components of Site, Shell and Core as set forth on Exhibit H attached to the Lease and incorporated herein by this reference.

            (c) Excess Costs. The cost of each item referenced in Paragraph 5(c) above shall be charged against the Allowance. If the Work Cost Statement exceeds the Allowance, Tenant agrees to deposit with Landlord such excess prior to the commencement of construction within five (5) business days after Tenant's approval of the Work Cost Statement. Landlord agrees to deposit such excess in an interest bearing account, with any and all interest thereon being payable to Tenant. In no event will the Allowance be used to pay for Tenant's furniture, art, equipment, telephone systems or any other item of personal property which is not affixed to the Premises. To the extent that the actual Work Cost exceeds the sums deposited with Landlord (inclusive of the Allowance), then Tenant shall pay such excess costs to Landlord within ten (10) business days of receipt of a demand therefor together with a final accounting of such Work Costs. If the actual excess Work Cost is less than the excess amount deposited with Landlord then within ten (10) business days of completion of the final accounting of such Work Costs, Landlord shall refund such excess to Tenant; however, in no event shall Tenant be entitled to any remaining balance of the Allowance.

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            (d) Changes. If, after the Construction Drawings have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Construction Drawings, any additional estimated costs related thereto are to be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements, but in no event later than five (5) days after receipt of such estimate. Any changes to the Construction Drawings will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Paragraph 4(f) above. Changes to the Construction Drawings which delay completion of the Tenant Improvements will constitute "Tenant Delays" as provided in Paragraph 8 below.

            (e) Government Cost Increases. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increases within five (5) days of Landlord's written notice.

            (f) Unused Amounts. Any unused portion of the Allowance upon completion of the Tenant Improvements will be not refunded to Tenant and will not be available to Tenant as a credit against any obligations of Tenant under the Lease and shall not be available to Tenant for future alterations after the initial build out is complete, as such date of completion shall be set forth in
Section 2 of the Supplemental Agreement, a copy of which is attached hereto as Exhibit D, unless Tenant has directly paid for excess costs as described in Paragraphs 5(c), 5(d) or 5(e), in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant. Tenant hereby waives its right to receive any unused portion of Allowance and Tenant hereby agrees that it has no right to receive payment of any unused portion of the Allowance and any such unused portion shall not be used as a credit against Base Rent, Additional Rent or any other obligation of Tenant under the Lease.

      6. CONSTRUCTION OF TENANT IMPROVEMENTS. Until Tenant approves the Construction Drawings and Work Cost Statement, Landlord will be under no obligation to cause Contractor to commence the construction of any of the Tenant Improvements. Following Tenant's approval of the Work Cost Statement described in Paragraph 4(f) above and upon Tenant's payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, Landlord will cause Contractor to commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Paragraph 8 below) and Force Majeure Delays (as described in Paragraph 9 below).

      7. COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

            (a) Commencement Date. No Tenant Delay of any kind shall cause an extension of the Commencement Date as set forth in Section 2.1 of the Lease. Except for the extension of the Commencement Date pursuant to Section 2.1 of the Lease, Landlord shall have no obligation and will not be liable to Tenant for any loss or damage resulting from any delay in the delivery of possession of the Premises, including Landlord caused delays and Force Majeure Delays.

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

            (b) Substantial Completion; Punch-List. The Tenant Improvements will be deemed to be substantially completed ("Substantial Completion") when Contractor notifies to Landlord and Tenant that: (i) Landlord is able to provide Tenant with reasonable access to the Premises; (ii) Contractor has substantially performed all of the Tenant Improvements required to be performed by Landlord under this Work Letter, other than minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises ("Punch List Items"); and (iii) Contractor has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Notwithstanding the foregoing, no items caused by Tenant shall be included as Punch List Items. Within five (5) business days after receipt of such notice from Contractor, Tenant will conduct a walk-through inspection of the Premises with Landlord, Landlord's Representative, Tenant's Representative and Contractor, and the parties will jointly prepare a written punch list ("Punch List") specifying those Punch List Items which require completion, which items Landlord will cause Contractor to thereafter diligently complete, subject to Force Majeure Delays. Tenant may not take occupancy prior to preparation of the Punch List. If the Tenant takes occupancy prior to completion of the Punch List, it shall take possession subject to all terms and conditions of this Lease and in no event may Tenant interfere with or delay the completion of the Punch List Items. For purposes of this subsection (b), notice may be verbal.

      8. TENANT DELAYS. For purposes of this Work Letter, "Tenant Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter; (b) Tenant's changes to Space Plans or Construction Drawings after Landlord's approval thereof; (c) any delay in the delivery, installation or completion of Tenant's requested materials, finishes, or installations; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act, delay or failure to act caused directly or indirectly by Tenant, Tenant's employees, agents, architects, contractors, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant. These items will only amount to Tenant Delays if such events actually delay the Commencement Date of this Lease. Landlord agrees to use reasonable efforts to notify Tenant of Tenant Delays of which Landlord has actual knowledge.

      9. FORCE MAJEURE DELAYS. For purposes of this Work Letter, "Force Majeure Delays" means any actual delay in the construction of the Tenant Improvements (other than Tenant Delays) resulting from events beyond the reasonable control of Landlord, including but not limited to, delays caused or contributed to by governmental or quasi-governmental entities, lenders, and acts of God.

      10. TENANT APPROVALS. Anything submitted to Landlord by Tenant or Tenant's Representative shall be deemed to have the prior approval of Tenant. Furthermore, anything submitted to Tenant or Tenant's Representative for approval which is not disapproved within five (5) business days of receipt of the submission shall be deemed approved in all respects. The five (5) business day response period does not extend the dates set forth in the Work Schedule for such approvals, unless the Work Schedule allows additional time.

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

      11. LANDLORD APPROVALS. Anything submitted to Landlord or Landlord's Representative for approval which is not disapproved within five (5) business days is deemed approved in all respects. The five (5) business day response period does not extend the dates set forth in the Work Schedule for such approvals, unless the Work Schedule allows additional time. Any approval by Landlord is for its sole benefit.

      IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter to be duly executed by their duly authorized representatives as of the date of the Lease.


                                          LANDLORD:

                                    AMBER DRIVE  II,   L.L.C., a Delaware
                                    limited liability company

                                    By:   AMBERJACK, LTD., an Arizona limited
                                          partnership, its managing member

                                    By:   PRIME WEST DEVELOPMENT INC.,
                                          Landlord's representative

                                          By: /s/ Stephen F. Clarke
                                              ------------------------------
                                          Name:   Stephen F. Clarke
                                          Title:  President

                                          By: /s/ James C. Crain
                                              ------------------------------
                                          Name:   James C. Crain
                                          Title:  Executive Vice President

                                          TENANT:

                                    SOVEREIGN COMPANIES, LLC, a Colorado
                                    limited liability company

                                          By:   /s/ Ed Garneau
                                          ------------------------------
                                          Name:     Ed Garneau
                                          Title:    LLC Manaager
                                          ------------------------------

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